Form 205
(Revised 01/06)

Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: $300

Certificate of Formation
Limited Liability Company

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
DEC 28 2007
Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Horizon Mental Health Management, LLC

The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
350 North St. Paul Street	Dallas	TX	75201

Article 3 – Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☑ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix

OR

IF ORGANIZATION

Organization Name: Horizon Health Corporation

ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City	State	Country	Zip Code
6640 Carothers Parkway, Suite 500	Franklin	TN	USA	37067

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix

OR

IF ORGANIZATION

Organization Name

ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	M.I.	Last Name	Suffix

OR

IF ORGANIZATION

Organization Name

ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The converted or created entity is being created pursuant t the plan of conversion for Horizon Mental Health Management, Inc. a Texas corporation incorporated in Texas on January 29, 1993. The principal office for this Texascorporation is located at 6640 Carothers Parkway, Suite 500, Franklin TN 37067.
Horizon Mental Health Corporation is converting to a limited liability company.

Organizer

The name and address of the organizer:

Christopher L. Howard
Name

6640 Carothers Parkway, Suite 500	Franklin	TN	37067
Street or Mailing Address	*City*	*State*	*Zip Code*

Effectiveness of Filing (Select either A, B, or C.)

A. ☐ This document becomes effective when the document is filed by the secretary of state.

B. ☑ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: December 31, 2007 at 11:59 p.m.

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: December 21, 2007

Signature of organizer